CONTACT:
Kevin Gregory, Senior Vice President, CFO
(859) 586-0600 x1424
KGREGORY@POMEROY.COM
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POMEROY IT SOLUTIONS' BOARD OF DIRECTORS RESPONDS TO HEDGE FUND ANNOUNCEMENT

Hebron, KY; April 10, 2007; The Board of Directors of Pomeroy IT Solutions, Inc. (NASDAQ: PMRY) today responded to a recent letter received from one of the Company's investors, Flagg Street Capital, a hedge fund based in Cambridge, MA, that was filed with the SEC.

"We take the concerns of our stockholders seriously and the issues raised by this investor are no exception" said Kenneth R. Waters, the Company's Lead Independent Director and a member of the Nominating and Corporate Governance Committee. "However, we want our stockholders, employees, customers and vendors to know that we believe the Company has positive momentum based on our most recent quarterly results and that the right strategic plan as well as the right executive team is in place to ensure the Company's future success. While we respect this investor's right to bring forward recommendations, we will continue to represent the best interests of all stockholders."

In an effort to better understand the recommendations brought forth by the investor, senior management and members of the Board have had extensive conversations with the principals of this investor. Moreover, in order to ensure that the investor has an accurate understanding of the Company's strategy and key initiatives, the Company has offered, on multiple occasions, a standard confidentiality agreement to the investor under which the Company could, in compliance with SEC regulations, enter into more detailed conversations with the investor. To date that offer has not been accepted.

"We will continue to attempt to communicate with Flagg Street to understand their concerns, many of which relate to matters that arose prior to their ownership of our stock and have since been resolved, as long as we are in strict compliance with the by-laws and corporate governance policies of the Company and we are carrying out our fiduciary responsibilities to all our investors" added Mr. Waters. "Our return to profitability, our remediation of 2005's material weaknesses, the addition of strong senior management and our recent corporate governance initiatives have been positively received by those who support our Company."

About Pomeroy IT Solutions, Inc.

As an international technology services and solutions provider, Pomeroy IT Solutions unites core competencies in IT Outsourcing Services and Professional Services. Some of the Company's services include consulting, project management, application development, integration, staffing, and technology sourcing. Pomeroy's capabilities as an end-to-end services and technology sourcing provider set the Company apart as a unique, one-stop alternative. This combination helps its Fortune 1000, government, and mid-market clients realize their business goals and objectives by leveraging information technology to simplify complexities, increase productivity, reduce costs, and improve profitability.


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Forward-Looking Statements

Certain of the statements in the preceding paragraphs regarding financial results constitute forward-looking statements. These statements related to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our markets' actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or
achievements expressed or implied by such forward looking statements.   These
risks and other factors you should specifically consider include but are not limited to: changes in customer demands or industry standards, adverse or uncertain economic conditions, loss of key personnel, litigation, the nature and volume of products and services anticipated to be delivered, the mix of the products and services businesses, the type of services delivered, the ability to successfully attract and retain customers, sell additional products and service to existing customers, the ability to timely bill and collect receivables, the ability to maintain a broad customer base to avoid dependence on any single customer, the need to successfully attract and retain outside consulting services, new acquisitions by the Company, terms of vendor agreements and certification programs and the assumptions regarding the ability to perform thereunder, the ability to implement the company's best practices strategies, the ability to manage risks associated with customer projects, existing market and competitive conditions including the overall demand for IT products and services, and the ability to attract and retain technical and other highly skilled personnel. In some cases, you can identify forward-looking statements by such terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue", "projects", "intends", "prospects", "priorities", or negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.